Exhibit 10.27

Memorandum of Understanding

This Memorandum of Understanding (MOU) is made and entered into this ____day of _______, 2024 by and among:

[Company] (herein referred to as “Company”).

and

Veea Inc., a company incorporated under the laws of Delaware, United States of America having its principal place of business at 164 E. 83rd Street, New York, NY 10028 (hereinafter referred to as “Veea”).

Recitals:

A.	Veea is redefining and simplifying secure edge computing in a way that improves application responsiveness, reduces bandwidth costs, and eliminates central cloud dependency. VeeaHub® Smart Computing Hubs™ integrate a full range of connectivity options, application processing power, and a full security stack to form an elastic edge computing platform with a dynamic connectivity and application mesh that can easily be deployed and centrally managed from the cloud.

B.	[Company Description].

C.	The Parties have entered into discussions with a view to cooperating with each other to create mutually beneficial business opportunities particularly in digital transformation and digital infrastructure projects including [project descriptions] as further described in Annex A hereto.

D.	The Parties understand that this MOU sets forth certain non-binding business terms and certain binding terms between the Parties with regard to the Project and is entered into solely to facilitate the negotiation and preparation of an agreement which embodies the final understanding between the Parties (the “Definitive Agreement”).

Article 1: Non-Binding Business Terms

1.1.	Non-Binding Business Terms

The Parties understand that this MOU is intended only to summarize the current business understanding of the Parties with respect to the proposed Project and to facilitate their further discussions regarding certain business objectives of the Project.

The Parties hereby acknowledge and agree that either Party may unilaterally terminate all negotiations for the Project as set forth in Section 2.2 below. The Parties agree to proceed at their own risk and expense regarding the subject matter of this MOU until the execution of the Definitive Agreement or termination of negotiations, whichever is earlier.

1.2.	Each Party acknowledges that the other Party has not given it, nor has it relied upon, any representations or assurance of future revenues, sales opportunities or profits arising from or in connection with the subject matter of this MOU. The Parties acknowledge that neither Party is justified in acting in reliance upon any promises or representations of present intention purported to be contained in this MOU.

Article 2: Binding Terms

The Parties hereby acknowledge and agree that the following subsections under this Section 2 (Binding Terms) shall be binding and create legal rights and obligations on the Parties.

2.1.	Confidentiality

Each Party (the “Receiving Party”) understands that the other party (the “Disclosing Party”) has disclosed or may disclose information relating to the Disclosing Party’s technology or business (hereinafter referred to as “Confidential Information” of the Disclosing Party). The term Confidential Information shall also include “Trade Secrets”. The Receiving Party agrees: (i) not to divulge to any third person any Confidential Information, (ii) to give access to such Confidential Information solely to those employees with a need to have access thereto for purposes of this Agreement, and (iii) to take the same security precautions to protect against disclosure or unauthorized use of such Confidential Information that the party takes with its own Confidential Information, but in no event will a party apply less than reasonable precautions to protect such Confidential Information. The Disclosing Party agrees that the foregoing will not apply with respect to any information that the Receiving Party can document (a) is or becomes generally available to the public without any action by, or involvement of, the Receiving Party, or (b) was in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to it without restriction by a third party, or (d) was independently developed without use of any Confidential Information of the Disclosing Party. Nothing in this Agreement will prevent the Receiving Party from disclosing the Confidential Information pursuant to any judicial or governmental order, provided that (unless otherwise prohibited by law) the Receiving Party gives the Disclosing Party reasonable prior notice of such disclosure to contest such order. The Parties acknowledge and agree that irreparable harm would be suffered by the Disclosing Party in the event of a breach or threatened breach of the confidentiality obligations set forth herein. The Parties agree that Disclosing Party shall have the right to seek and obtain injunctive relief in any court of competent jurisdiction in the event of a breach or threatened breach of this Section. The Parties agree that the rights of the Parties provided herein shall be in addition to, and not in lieu of, all other rights the Disclosing Party may have at law or in equity to protect the Confidential Information. The provisions of this Section shall survive the expiration or termination of this Agreement for any reason.

2.2.	Term and Termination

This MOU shall remain in full force and effect for a period of [x] years from the Effective Date or when the Definitive Agreement has been entered into, whichever occurs earlier, provided that the term of this MOU may be extended by mutual agreement of the Parties.

Notwithstanding the foregoing, any Party may terminate this MOU, with or without cause, at any time by providing a fourteen (14) days’ prior written notice to the other Party.

2.3.	Relationship. This MOU is not intended to constitute, create, give effect to, or otherwise form a joint venture, partnership, or other formal business entity of any kind. Neither Party shall act as an agent for, or partner of, the other Party. The rights and obligations of the Parties under this MOU are limited to those expressly set forth herein.

2.4.	Expenses. Unless otherwise agreed to by the Parties, all expenses incurred by each Party in the course of the preparation and negotiations of this MOU will be borne by the respective Party incurring such expenses.

2.5.	Assignment. During the term of this MOU, no Party shall assign or transfer any of its rights, interests or obligations hereunder without the prior written consent of the other Party which shall not be unreasonably withheld.

2.6.	Binding Effect. The Parties agree that this MOU is intended only to provide the general principles for the initial cooperation among the Parties and describes only the mutual intent and understandings of the Parties as of the date of this MOU, and that this MOU shall not be construed to create any legally binding obligations among the Parties.

2.7.	No Obligation to Consummate. Notwithstanding anything to the contrary contained in this MOU, the mere existence of and/or signature by the Parties of this MOU shall not imply any kind of promise or obligation to enter into a Definitive Agreement or otherwise consummate the Business Opportunity described in this MOU.

2.8.	Public Announcement. The release and contents of all public announcements (other than when such disclosure is required under relevant laws) related to this MOU or the Business Opportunity shall be subject to the prior written agreement of the Parties.

2.9.	Governing Law & Dispute Resolution. The MOU shall be governed by and construed in accordance with the laws of the State of New York. Any and all disputes or differences among the Parties with respect to anything arising out of or relating to this MOU which cannot be settled amicably shall be finally settled by arbitration in New York City in accordance with the rules of the American Arbitration Association. The language of arbitration shall be English and the arbitration award, if any, shall be final and binding on the Parties.

IN WITNESS WHEREOF, each of the Parties have set their respective hands and offered their authorized signature on the date first above written.

[Company]	Veea Inc.

By:	By:

Signature:	Signature:

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SAMPLE ONLY

Annex A:

Outline of cooperation framework

1.	Enhanced Solutions for Enterprises: The Parties will collaborate to enhance solutions tailored for global enterprise customers.

2.	Offering Value-Added Services: This Parties will offer a range of Value-Added Services.

3.	Strengthening Digital Ecosystem: Recognizing the importance of a diverse digital ecosystem, the Parties will collaborate to enhance the foundations required for the successful deployment of digital innovations. This collaboration will involve identifying potential value-added services align with VEEA’s expertise.

4.	Strategic Planning and Promotion: VEEA and Company will identify potential areas of growth and enhancing the collaborative partnership.

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